UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2015

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)		23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

On August 5, 2015, Lumber Liquidators, Inc. (the “Company”) issued a press release announcing certain financial and operating results for the quarter ended June 30, 2015. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Acting Chief Executive Officer Compensation

On August 3, 2015, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved an arrangement whereby the Company will award options to purchase the Company’s common stock (the “Options”) pursuant to the 2011 Equity Compensation Plan (the “Plan”) to Thomas D. Sullivan, the Company’s founder and acting chief executive officer, as compensation for his service to the Company while acting as chief executive officer. The Option grants are in addition to Mr. Sullivan’s existing compensation arrangements with the Company, and no other element of his compensation has been revised.

Specifically, Mr. Sullivan will earn Options valued at the time of grant in the amount of $100,000 per month while serving as chief executive officer of the Company, beginning June 1, 2015. The Options are to be granted quarterly for each full month during the quarter in which Mr. Sullivan acts as chief executive officer. The Company expects that the grants will be made approximately three business days after the public announcement of earnings each quarter. Of this monthly Option amount, one half of these Options will vest ratably over a three-year period if Mr. Sullivan is employed by the Company or serves on the Board on each anniversary of the grant (the “Service Options”). Notwithstanding the foregoing, if both Mr. Sullivan’s employment with the Company terminates and his service on the Board terminates due to his resignation, refusal to stand for election, death or disability, any rights he may have with respect to unvested Service Options will be null and void. If Mr. Sullivan’s service on the Board terminates other than due to his resignation, refusal to stand for election, death or disability and his employment with the Company terminates, or upon a change of control of the Company, any unvested Service Options will 100% vest.

The remainder of the monthly Option amount will have vesting terms consistent with the Service Options but will also have performance conditions that must be met (the “Performance Options”). The performance condition for one-half of the Performance Options is that the Company’s available merchandise inventory per store must be less than $650,000 on December 31, 2015. The performance condition for the other one-half of the Performance Options is that the comparable store sales rate in the fourth quarter of 2015 must be above zero percent. Upon a change of control of the Company, any unvested Performance Options will 100% vest, except those that have expired because certain performance conditions are not met.

If Mr. Sullivan continues to act as chief executive officer after December 31, 2015, the Company plans to review this arrangement.

The Options will be issued pursuant to the Form of Service Option Award Agreement and Form of Performance Option Award Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 5.02.

Charles A. Schwartz Retention Equity

Also on August 3, 2015, the Company authorized an award of restricted stock with a value of $100,000 to Charles A. Schwartz, the Company’s chief information officer and senior vice president, business development, which grant will be made on August 10, 2015 and will vest ratably over a three-year period. This award was authorized along with other retention and severance arrangements for certain executive officers discussed under Item 8.01 below. The Company intends to enter into retention and severance arrangements with Mr. Schwarz in the near future.

Separation and Release Agreement for William K. Schlegel

Effective August 1, 2015, Lumber Liquidators Services, LLC, a wholly owned subsidiary of the Company, and William K. Schlegel, entered into a Separation and Release Agreement (the “Separation Agreement”) in connection with the previously-announced termination of Mr. Schlegel’s employment as the Company’s Chief Merchandising Officer. Under the Separation Agreement, Mr. Schlegel is entitled to receive separation pay equal to fifty-two weeks of pay at this regular base rate of pay of $7,447.77 per week, payable over that period, certain contributions to his health benefits, and unused paid time off. In certain circumstances, including certain felony convictions under state or federal law in connection with his employment, the Company’s determination of his willful dishonesty, fraud or gross negligence, the Company’s issuance of a restatement due to Mr. Schlegel’s misconduct in connection with financial reporting requirements or breach of the Separation Agreement, Mr. Schlegel must repay such amounts in full. Also pursuant to the Separation Agreement, Mr. Schlegel agreed to a complete release of claims and to certain non-competition, non-solicitation, non-interference and confidentiality provisions.

A copy of the Separation Agreement is attached as Exhibit 10.3 to this report and is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

Also on August 3, 2015, the Board approved the Company’s entrance into retention agreements (the “Retention Agreements”) with certain executive officers of the Company. Pursuant to the Retention Agreements, these officers will be entitled to receive a bonus, payable in cash, if the officer remains employed by the Company through December 31, 2016. In connection with the foregoing, the Company also authorized an award of restricted stock to these officers, which grant will be made on August 10, 2015 and will vest ratably over a three-year period.

Additionally, the Board approved the Company’s entrance into severance benefit agreements (the “Severance Benefit Agreements”) with these executive officers of the Company. The Severance Benefit Agreements will provide these officers, in the event that their employment is terminated by the Company without cause, with severance incentives that are commensurate with those already in place for others on the executive management team. Under the Severance Benefit Agreements, each officer will be entitled, subject to certain conditions, to 12 months of pay at his or her regular base rate, payable in weekly installments, and continuing health benefits for the same period in the event that the officer is terminated without cause (as defined in the Severance Benefit Agreement). The officer’s entitlement to these benefits also will be subject to his or her agreeing to the release of claims and certain non-competition, non-solicitation, non-interference and confidentiality provisions contained in the form of release agreement included in the Severance Benefit Agreement.

The Form of Severance Benefit Agreement and Form of Retention Agreement are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Service Option Award Agreement.

10.2	Form of Performance Option Award Agreement.

10.3	Separation and Release Agreement between Lumber Liquidators Services, LLC and William K. Schlegel, effective as of August 1, 2015.

99.1	Press release, dated August 5, 2015, regarding financial results for the quarter ended June 30, 2015.

99.2	Form of Severance Benefit Agreement.

99.3	Form of Retention Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)

Date: August 5, 2015	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Service Option Award Agreement.

10.2	Form of Performance Option Award Agreement.

10.3	Separation and Release Agreement between Lumber Liquidators Services, LLC and William K. Schlegel, effective as of August 1, 2015.

99.1	Press release, dated August 5, 2015, regarding financial results for the quarter ended June 30, 2015.

99.2	Form of Severance Benefit Agreement.

99.3	Form of Retention Agreement.